10 (i)(b)
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                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made this 20th day of September 1996, by and between TAC, Inc. ("TAC") a Utah corporation and BRIA Communications Corporation ("BRIA"), a New Jersey corporation with its principal place of business at 147-17 Newport Avenue, Nephosit New York, 11694, collectively referred to hereinafter as the "Parties."

                                    PREMISES

         The Parties desire to enter into an exchange of common stock on the following basis:

          1) One Million (1,000,000) shares of BRIA stock, restricted pursuant to Rule 144 of the Securities Act of 1933, as amended for Two Hundred Thousand (200,000) shares of TAC common stock, restricted pursuant to Rule 144 of the Securities Act of 1933, as amended.

                                    AGREEMENT

         BASED on the above Premises, which are incorporated herein by reference and in consideration of the mutual promises contained herein, the benefits to be derived by the Parties hereunder and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, BRIA and TAC agree as follows:

1. PURPOSE. BRIA and TAC agree to exchange common stock as described above.

2. REPRESENTATIONS AND WARRANTIES OF TAC. TAC hereby represents and warrants to BRIA that:

          A. Authority. This Agreement has been duly executed by TAC. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which TAC is a party or to which TAC is subject.

          B. Organization. TAC is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah and it has all corporate power necessary to engage in the business in which it presently engages.

          C. Information. No representation or warranty contained herein, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by TAC in connection with the transaction contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF BRIA. BRIA hereby represents and warrants to TAC that:

          A. Authority. This Agreement has been duly executed by BRIA. The execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which BRIA is a party or to which BRIA is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which BRIA is subject.

          B. Organization. BRIA is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and it has all corporate power necessary to engage in the business in which it presently engages.

          C. Information. No representation or warranty contained herein, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by BRIA in connection with the transaction contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein not misleading.
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4.        PRIVATE  TRANSACTION.  BRIA and TAC  represent  and  warrant  that the exchange contemplated in this Agreement is being made in a private transaction and is made for investment purposes only.

5.       MISCELLANEOUS.

          A. Entire Agreement. This instrument sets forth the entire agreement between the Parties hereto and no prior written or oral statement or agreement shall be recognized or enforced.

          B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect. The clauses and provisions which the Court determines are void, illegal or unenforceable shall be limited so that they remain in effect to the extent permissible by law.

          C. Assignment. None of the Parties may assign this Agreement without the express written consent of the other Party. However, if the other Party consents to the assignment, such assignment will bind and inure to the benefit of the assignee.

          D. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah, the state in which this Agreement will be performed.

          E. Venue. To the extent permitted by law, the Parties agree that the federal and local courts in Utah shall have exclusive personal and subject matter jurisdiction and venue for any claim or dispute between the Parties, irrespective of the nature or source of the claim or dispute. The Parties made this arrangement because: the Parties mutually desire to remove uncertainty as to such matters; one or more of the Parties and their property are located in Utah; and this Agreement has been negotiated and executed and will be performed in Utah.

          F. Waiver of Jury Trial. To the extent permitted by law, the Parties hereby irrevocably waive a jury trial in the event of litigation. The Parties included this provision because of the cost and delay of a jury trial and because the Parties believe that a jury trial would not be necessary to resolve any dispute or claim between them.

          G. Attorney's Fees. If either Party institutes legal action or other proceeding (including, but not limited to, arbitration) to enforce or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the Parties, the successful or prevailing Party will be entitled to recover reasonable attorney's fees. Attorney's fees shall include fees for appeals, collections and other expenses incurred in such action or proceeding. Legal fees shall be awarded in addition to any other relief to which the prevailing Party may be entitled.

          H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer, any rights or remedies upon any person other than the Parties hereto and their successors.

          I. Counterparts. The Parties understand and agree that they may execute this Agreement in any number of identical counterparts, via facsimile or mail. Each counterpart shall be deemed an original for all purposes.

          J. Further Assurances. At any time and from time to time, after the date of this Agreement, each Party will execute such additional instruments and take such actions as are reasonably necessary to confirm or perfect title to the OTS Shares or the BRIA Stock or otherwise to carry out the intent and purposes of this Agreement.
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          K.   Notices. All notices or other  communications  hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or if mailed, by certified or registered mail, return receipt requested, postage prepaid, on the earlier of receipt or seven days after the date on which such notice or communication is so mailed to BRIA or TAC at:

                  If to BRIA:
                  BRIA Communications Corporation
                  Attention: Richard Lifschutz, Chief Executive Officer 147-17 Newport Avenue
                  Nephosit, NY 11694
                  Telephone: (718) 318-1535

                  If to TAC:
                  TAC, Inc.
                  268 West 400 South, Suite 302
                  Salt Lake City, Utah 84101

          L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right or remedy at law, or in equity, and may be enforced concurrently herewith. No waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

          M. Headings. The section and subsection headings in this Agreement are inserted for convenience only. In the event of a conflict between a heading and the text of this Agreement, the text shall control the meaning and interpretation of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Stock Exchange Agreement.

         DATED this day of 20TH day of September, 1996.


                  "TAC, Inc."


                  /s/ Richard Surber
                  -------------------------
                  Richard Surber, President


                  BRIA Communications Corporation


                  /s/ Richard Lifschutz
                  -----------------------
                  Richard Lifschutz, Chief Executive Officer